                                                                    Exhibit 23.4


                     [COOPERS & LYBRAND LETTERHEAD]


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                               -----------



We consent to the inclusion by reference in the registration statement of Tiffany & Co. and Subsidiaries on form S-8 of our report dated June 3, 1994 on our audits of the financial statements of Tiffany & Co.'s Employee Stock Ownership Plan as of January 31, 1994 and 1993, and for the two years in the period ended January 31, 1994, which report is incorporated by reference in the Plan's Annual Report on Form 11-K.


                                             /s/ Coopers & Lybrand


New York, New York
July 28, 1994

                    [COOPERS & LYBRAND LETTERHEAD]

                   CONSENT OF INDEPENDENT ACCOUNTANTS
                              -----------


We consent to the incorporation by reference in the registration statement of the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan on Form S-8 of our report dated June 3, 1994 on our audits of the financial statements of the Tiffany & Co. Employee Stock Ownership Plan as of January 31, 1994 and 1993, and for the two years in the period ended January 31, 1994 on Form 11-K.



                                                    /s/ Coopers & Lybrand



New York, New York
July 28, 1994










                                                                       Page 63a.